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                           ROSENTHAL & ROSENTHAL, INC.

                               Financing Agreement

AGREEMENT dated April 24, 1996 between MOVIE STAR, INC. ("Borrower"), a corporation duly organized and presently existing in good standing under the laws of the State of New York whose chief executive office is at 136 Madison Avenue, New York, NY 10016, and ROSENTHAL & ROSENTHAL, INC. ("Lender"), a New York corporation with an address at 1370 Broadway, New York, New York 10018.

Borrower desires to obtain loans and other financial accommodations from Lender on a revolving basis upon the security of the "Collateral" as herein defined. Now, therefore, Borrower and Lender agree as follows.

SECTION 1 DEFINITIONS

As used in this Agreement, these terms shall have the following meanings which shall be applicable to both the singular and plural forms of such terms.

         1.1 "ACCOUNT DEBTOR" shall mean the account debtor with respect to a Receivable and any other person who is obligated on such Receivable.

         1.2 "ADVANCE RECEIVABLE PERCENTAGE" and "ADVANCE INVENTORY PERCENTAGE" shall mean the respective percentages specified in Section 2.1 hereof.

         1.3 "AFFILIATE" of a party shall mean any entity controlling, controlled by, or under common control with, the party, and the term "controlling" and such variations thereof shall mean ownership of a majority of the voting power of a party.

         1.4 "BUSINESS DAY" shall mean a day on which Lender and major banks in New York City are open for the regular transaction of business.

         1.5 "LETTER OF CREDIT" shall mean any letter of credit which Lender assists Borrower in procuring pursuant to this Agreement and "LINE OF CREDIT" shall mean the total available amount of advances on any basis up to $13,500,000 (the "Maximum Amount").

         1.6 "LOAN ACCOUNT" shall mean the Loan Account as described in Section
2.1 hereof.

         1.7 "MAXIMUM RATE" shall have the meaning provided in Section 9.2 hereof.

         1.8 "OBLIGATIONS" shall mean all obligations, liabilities and indebtedness of Borrower to Lender or an Affiliate of Lender, however evidenced, arising under this Agreement, under any other or supplemental financing provided to Borrower by Lender or an Affiliate of Lender, or independent hereof or thereof, whether now existing or incurred from time to time hereafter and whether before or after termination hereof, absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, liquidated or unliquidated, and whether arising directly or acquired from others (whether acquired outright, by assignment unconditionally or as collateral security from another and including, without limitation, participations or interest of Lender in obligations of Borrower to others), and including (without limitation) all of Lender's charges, commissions, fees, interest, expenses, costs and reasonable attorneys' fees chargeable to Borrower in connection therewith.

         1.9 "PRIME RATE" shall mean the prime commercial loan rate from time to time publicly announced in New York City by The Chase Manhattan Bank, N.A.

         1.10 "RECEIVABLES" shall mean all obligations to Borrower for the payment of money arising out of the sale of goods or the rendering of services by Borrower, now existing or hereafter arising, however evidenced, including without limitation all accounts, contract rights, general intangibles, documents, chattel paper and instruments (as each of such terms is defined in the New York Uniform Commercial Code).

         1.11 "ELIGIBLE RECEIVABLES" shall mean Receivables owned or created by Borrower in the regular course of its business which are and at all times shall continue to be acceptable to Lender in all respects. "ELIGIBLE INVENTORY" shall mean inventory of imported finished goods on Borrower's premises (or in Borrower's warehouse) within the continental United States in which Lender has a first and only perfected security interest, and which is being used by the Borrower to fill anticipated orders up to a maximum of $1,000,000 and current outstanding orders and is, and at all times shall continue to be, acceptable in all respects to Lender in
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its sole discretion. "ELIGIBLE LETTER OF CREDIT INVENTORY" shall mean inventory
(other than Eligible Inventory) consisting of imported finished goods which has been purchased with Letter of Credit proceeds and which is, and at all times shall continue to be, acceptable in all respects to Lender in its sole discretion and in which Lender has a first and only perfected security interest. The value of Eligible Inventory and Eligible Letter of Credit Inventory shall be calculated at the lower of cost or market. In determining eligibility of Receivables, Lender may, but need not, rely on ageings, reports and schedules of Receivables furnished by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time or any other rights of Lender. Standards of eligibility for Receivables or inventory may be fixed and revised from time to time solely by Lender in its exclusive and sole discretion. In general, a Receivable shall not be deemed eligible unless the Account Debtor on such Receivable is and at all times continues to be acceptable to Lender and neither the Receivables nor inventory shall be deemed eligible unless each complies in all respects with the representations, covenants and warranties made by Borrower with respect thereto.

         1.12 "NET AMOUNT OF ELIGIBLE RECEIVABLES" shall mean the gross amount of Eligible Receivables less sales, excise or similar taxes, returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding or claimed, and less (without duplication) all amounts payable by any Account Debtor on Eligible Receivables if any Eligible Receivable of such Account Debtor is unpaid more than one hundred and twenty (120) days following its invoice date.

SECTION 2 LOANS

         2.1 Lender shall, in its sole discretion, make loans to Borrower or procure for Borrower Letters of Credit, from time to time, at Borrower's request, which loans and Letters of Credit in the aggregate shall in no event exceed (a) the Maximum Amount or (b) the sum of (i) eighty percent (80%) (the "Advance Receivable Percentage") of the Net Amount of Eligible Receivables which have been validly assigned to Lender and in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to and free and clear of all interests, claims, and rights of others and (ii) fifty percent (50%) (the "Advance Inventory Percentage") of the sum of Eligible Inventory and Eligible Letter of Credit Inventory (in each case determined at the lower of cost or market) which have been validly assigned to Lender and in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to and free and clear of all interests, claims, and rights of others; provided however that the aggregate amount of loans against Eligible Inventory and Eligible Letter of Credit Inventory shall not exceed $6,000,000; provided further that the aggregate face amount of Letters of Credit outstanding at any time pursuant to this Agreement shall not exceed $10,000,000.

Each Letter of Credit shall be in form and substance satisfactory to Lender in its sole discretion from a financial institution acceptable to Lender and Lender may in its sole discretion not permit certain types of letters of credit, including standby letters of credit and letters of credit in respect of inventory delivered or to be delivered outside the continental United States. Lender may in its sole and exclusive discretion revise from time to time the requirements for Letters of Credit which may be acceptable to it. Any assistance or extension of credit by Lender to Borrower for the purpose of opening Letters of Credit shall be in Lender's sole discretion.

The making of any loan or procuring of any Letter of Credit in excess of the Advance Receivable Percentage or the Advance Inventory Percentage or any other limitation shall not be deemed to modify such percentage or create any obligation to make any further such loan or Letter of Credit. All loans or Letters of Credit (and all other amounts chargeable to Borrower under this Agreement or any supplement hereto) shall be charged to a Loan Account in Borrower's name on Lender's books. Lender shall render to Borrower each month a statement of the Loan Account (and all credits and charges thereto) which shall be considered correct and accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice by registered mail of Borrower's exceptions within 30 days after such statement has been mailed by ordinary mail to Borrower.

SECTION 3 LENDER'S CHARGES

         3.1 Borrower agrees to pay to Lender each month interest in arrears (computed on the basis of the actual number of days elapsed over a year of 360 days) on the average daily balances in the Loan Account during the preceding month at a rate equal to the Prime Rate plus two and one half percent (2.5%) per annum (the "Margin"); provided, however, that no decrease shall reduce the Prime Rate below 6% per annum. Any change in the effective interest rates due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate.

         3.2 Borrower shall pay to Lender a facility fee for the two year period of this Agreement equal to 2% of the Maximum Amount, payable in six equal installments commencing on the date of closing and every four months thereafter until paid. Upon any renewal of this Agreement, Borrower shall pay Lender an annual facility fee equal to 1% of the Maximum Amount, payable in three equal installments commencing on the renewal date and thereafter every four months until paid.

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         3.3 Should Lender arrange to open Letters of Credit or issue guaranties for Borrower's account, Borrower agrees to pay Lender an amount equal to 1/4 of 1% of the face amount of such Letters of Credit or guaranties, plus for the first six months an additional 1/4 of 1% for each 60 days or portion thereof that the Letter of Credit (or any resulting acceptance) or guaranty remains open and unpaid (plus bank charges) and, after the first six months, an additional
1/8 of 1% for each additional 30 days or portion thereof that the Letter of Credit (or any resulting acceptance) or guaranty remains open and unpaid, plus bank charges.

         3.4 A statement of all of Lender's charges shall accompany each monthly statement of the Loan Account and such charges shall be payable by Borrower within 5 days after receipt of such statement. In lieu of the separate payment of charges, Lender at its option, shall have the right to debit the amount of such charges to Borrower's Loan Account, which charges shall be deemed to be first paid by amounts subsequently credited to the Loan Account. As more fully provided in Section 9.2 hereof, in no event shall the interest charges hereunder exceed the Maximum Rate.

SECTION 4 SECURITY INTEREST IN COLLATERAL

         4.1 As security for the prompt performance, observance and payment in full of all of the Obligations, Borrower grants to Lender a security interest in, a continuing lien upon and a right of setoff against, and Borrower hereby assigns, transfers, pledges and sets over to Lender (collectively, including any other assets of Borrower in which Lender may be granted a security interest, the "Collateral"): (i) all Receivables (whether or not Eligible Receivables and whether or not specifically listed on any schedules, assignments or reports furnished to Lender), (ii) all of Borrower's property, and the proceeds thereof, now or hereafter held or received by or in transit to Lender or held by others for Lender's account, including any and all deposits, balances, sums and credits of Borrower with, and any and all claims of Borrower against, Lender, at any time existing, (iii) all credit insurance policies, and all other insurance and all guarantees relating to the Receivables or other Collateral, (iv) all books, records and other general intangibles evidencing or relating to Receivables or other Collateral; all deposits, or other security for the obligation of any person under or relating to Receivables, all of the Borrower's rights and remedies of whatever kind or nature it may hold or acquire for the purpose of securing or enforcing Receivables; all right, title and interest of the Borrower in and to all goods relating to, or which by sale have resulted in, Receivables, including goods returned by or reclaimed or repossessed from Account Debtors and all goods described in copies of invoices delivered by Borrower to Lender; all rights of stoppage in transit, replevin, repossession and reclamation and all other rights and remedies of an unpaid vendor or lienor, and all proceeds of any Letter of Credit naming Borrower as beneficiary and which provides for, guarantees or assures the payment of any Receivable; (v) all general intangibles whether or not arising out of the sale of goods or rendition of services, and including without limitation choses in action, causes of action, tax refunds (and claims), and reversions from terminated pension plans; and (vi) all proceeds of such Collateral, in any form, including, without limitation, cash, non-cash items, checks, notes, drafts and other instruments for the payment of money. Such security interest in favor of Lender shall continue during the term of this Agreement and until payment in full of all Obligations, whether or not this Agreement shall have sooner terminated.

         4.2 At Lender's request, Borrower will mark its ledger cards, books of account and other records relating to Receivables with appropriate notations satisfactory to Lender disclosing that the Receivables have been assigned to Lender and will provide Lender with confirmatory assignment schedules in form satisfactory to Lender, copies of customers' invoices, evidence of shipment or delivery, and such further information as Lender may require. Borrower will take any and all steps and observe such formalities as Lender may request from time to time to create and maintain in Lender's favor a valid and first lien upon, security interest in and pledge of all of Borrower's Receivables and all other Collateral, including without limitation by way of filing financing statements and other notices and amendments and renewals thereof that may be requested by Lender to maintain such security interest in and pledge of the Collateral.

SECTION 5 CUSTODY AND INSPECTION OF COLLATERAL AND RECORDS;
          COLLECTION AND HANDLING OF COLLATERAL

         5.1 Until Borrower's authority so to do is terminated at any time by notice from Lender, Borrower will, at its own expense and on Lender's behalf, collect as Lender's property and in trust for Lender all payments and prepayments on Receivables, and shall not commingle such collections with Borrower's own funds. As to all moneys so collected, including all prepayments by customers, Borrower shall on the day received remit all such collections to Lender in the form received. All amounts collected on Receivables when received by Lender shall be credited to Borrower's Loan Account, adding three Business Days for collection and clearance of remittances. Such credits shall be conditional upon final payment to Lender.

         5.2 All records, ledger sheets, correspondence, contracts and documentation relating to or evidencing Receivables shall, until delivered to Lender or removed by Lender from Borrower's premises, be kept on Borrower's premises, without cost to Lender, in appropriate containers in safe places, bearing suitable legends identifying them and all related files, containers, receptacles and cabinets as being under Lender's dominion and control. Lender shall at all reasonable times have full access to and the right to

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examine and make copies of Borrower's books and records, to confirm and verify all Receivables assigned to Lender and to do whatever else Lender deems necessary to protect its interest. Lender may at any time remove from Borrower's premises, or require Borrower to deliver any contracts, documentation, files and records relating to Receivables, or Lender may, without cost or expense to Lender, use such of Borrower's personnel, supplies and space at Borrower's places of business as may be reasonably necessary for collection of Receivables.

         5.3 Borrower will immediately upon obtaining knowledge thereof report to Lender all reclaimed, repossessed or returned merchandise, Account Debtor claims and any other matter affecting the value, enforceability or collectibility of Receivables. Upon notice from the Lender, any merchandise reclaimed or repossessed by or returned to Borrower will, at the cost and expense of Borrower, be set aside marked with the name of Lender and will be held by Borrower for the account of Lender and subject to Lender's security interest. All claims and disputes relating to Receivables are to be promptly adjusted by Borrower with the prior approval of Lender and within a reasonable time, at its own cost and expense. Lender may, at its option, settle, adjust or compromise claims and disputes relating to Receivables which are not adjusted by Borrower within a reasonable time.

         5.4 Borrower shall reimburse Lender on demand for all costs of collection incurred by Lender in efforts to enforce payment of Receivables, recovery of or realization upon any other Collateral, including reasonable attorneys' fees and the fees and commissions of collection agencies. All and any fees (including appraisal fees), costs and expenses, of whatever kind and nature, including taxes of any kind, which Lender may incur in filing public notices, and the reasonable charges of any attorney whom Lender may engage in preparing and filing documents, making title or lien examinations and rendering opinion letters, as well as expenses incurred by Lender (including all reasonable attorneys' fees), in protecting, maintaining, preserving, enforcing or foreclosing the pledge, lien and security interest granted to Lender hereunder, whether through judicial proceedings or otherwise, or enforcing or collecting the Receivables, or recovery of or realization upon any other Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to its transactions with Borrower, including actions or proceedings which may involve any person asserting a priority or claim with respect to the Collateral, shall be borne and paid for by Borrower on demand, shall constitute part of the Obligations and may at Lender's option be charged to Borrower's Loan Account.

SECTION 6 REPRESENTATIONS, COVENANTS AND WARRANTIES

         As an inducement to Lender to enter into this Agreement, Borrower represents, covenants and warrants (which shall survive the execution and delivery of this Agreement) that:

         6.1 Borrower is a corporation duly organized and presently existing in good standing under the laws of the State of New York and is duly qualified and existing in good standing in every other state in which the nature of Borrower's business requires it to be qualified.

         6.2 The execution, delivery and performance of this Agreement are within the corporate powers of Borrower, have been duly authorized by appropriate corporate action and are not in contravention of the terms of Borrower's charter or by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which it may be bound. Borrower warrants that it is and covenants that it shall remain solvent at all times while this Agreement is in effect.

         6.3 Borrower is and shall be, with respect to all inventory now existing or hereafter acquired, the owner of such inventory free from any lien, security interest or encumbrance of any kind, except in favor of Lender. With respect to all Receivables no such Receivable or any other Collateral has been or shall hereafter be assigned, pledged or transferred to any person other than Lender or in any way encumbered or subject to a security interest except to Lender and Borrower shall defend the same against the claims of all persons.

         6.4 Borrower's books and records relating to the Receivables are maintained at the office referred to below. Except as otherwise stated below, the principal executive office of Borrower is located at such address and has been so located on a continuous basis for not less than six months. Borrower shall not change such location without Lender's prior written consent, and, upon making any such change, Borrower agrees to execute any additional financing statements or other documents or notices which Lender may require.

         6.5 All loans and advances requested by Borrower under this Agreement shall be used for the general corporate and business purposes of Borrower and shall in no event be requested or used by Borrower for the specific purpose of paying wages of the employees of Borrower.

         6.6 Borrower shall maintain its shipping forms, invoices and other related documents in a form satisfactory to Lender and shall maintain its books, records and accounts in accordance with sound accounting practice. Borrower agrees to furnish Lender

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with balance sheets, statements of profit and loss, interim financial statements and such other information regarding the business affairs and financial condition of Borrower as Lender may from time to time reasonably request, including, audited statements within 90 days after the end of each fiscal year of Borrower in such detail and scope as Lender may require, prepared and certified by independent Certified Public Accountants acceptable to Lender and within 45 days after the close of each of the first three quarters of each fiscal year of the Borrower, an unaudited financial statement of the Borrower all in reasonable detail and certified by the president or the chief financial officer of the Borrower. All such statements and information shall fairly present the financial condition of Borrower as of the dates, and the results of its operations for the periods, for which the same are furnished.

         6.7 Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for any tax (excluding a tax imposed on the overall net income of Lender) imposed upon any transaction under this Agreement or giving rise to the Receivables or which Lender may be required to withhold or pay for any reason and Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay Lender on demand the amount thereof, and until paid by Borrower shall be added to the Obligations secured hereunder, and may at Lender's option be charged to Borrower's Loan Account.

         6.8 With respect to each Receivable, Borrower hereby represents and warrants to the best of its knowledge that: each Receivable represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of property or rendition of services in the ordinary course of Borrower's business which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Receivable in accordance with the terms thereof, without offset, defense or counterclaim; each Receivable will be paid in full at maturity; all statements made and all unpaid balances appearing in any invoices, documents, instruments and statements of account describing or evidencing the Receivables are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract; the Account Debtor owing the Receivable and each guarantor, endorser or surety of such Receivable is solvent and financially able to pay in full the Receivable when it matures; and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

SECTION 7 SPECIFIC POWERS OF LENDER

         7.1 Borrower hereby constitutes Lender or its agent, or any other person whom Lender may designate, as Borrower's attorney, at Borrower's own cost and expense to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in Lender's or Borrower's name, any and all checks, notes, drafts, remittances and other instruments and documents relating to Receivables and proceeds thereof; (b) to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (c) to transmit to Account Debtors indebted on Receivables notice of Lender's interest therein and to request from such Account Debtors at any time, in Borrower's name or in Lender's or that of Lender's designee, information concerning the Receivables and the amounts owing thereon; (d) to notify Account Debtors to make payment directly to Lender; (e) to take or bring, in Borrower's name or Lender's, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Receivables; and (f) to sign on behalf of the Borrower one or more financing statements (or amendments to financing statements) under the Uniform Commercial Code. In addition, to the extent permitted by law, Lender may file one or more financing statements signed only by Lender, naming Borrower as debtor and Lender as secured party and indicating therein the types or describing the items of collateral covered by this Agreement. Without limitation of any of the powers enumerated above, Lender is hereby authorized to accept and to deposit all collections in any form, relating to Receivables, received from or for the account of Account Debtors (whether such collections are remitted directly to Lender by Account Debtors or are forwarded to Lender by Borrower), including remittances which may reflect deductions taken by Account Debtors, regardless of amount, the Loan Account of Borrower to be credited only with amounts actually collected on Receivables in accordance with Section . Borrower hereby releases (i) any bank, trust company or other firm receiving or accepting such collections in any form, and (ii) Lender and its officers, employees and designees, from any liability arising from any act or acts hereunder or in furtherance hereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, other than any liability arising from Lender's fraud, gross negligence or willful misconduct.

SECTION 8 LENDER'S REMEDIES UPON BORROWER'S DEFAULT

         8.1 Borrower agrees that all of the loans and advances made by Lender under the terms of this Agreement, together with all Obligations of Borrower as defined herein (unless otherwise provided in any instrument evidencing the same or agreement relating thereto), shall be payable by Borrower at Lender's demand at the office of Lender in New York, New York. In addition, all Obligations shall be, at Lender's option, due and payable without notice or demand upon termination of this Agreement or upon the occurrence

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of any one or more of the following events of default ("Default"): (a) if
Borrower shall fail to pay to Lender when due any amounts owing to Lender under any Obligation, or shall breach any of the terms, covenants, conditions or provisions of this Agreement or any other agreement between the parties; (b) if any guarantor, endorser or other person liable on the Obligations shall breach any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such person with, or in favor of, Lender; (c) if any representation, warranty, or statement of fact made to Lender at any time by or on behalf of Borrower is false or misleading in any material respect; (d) if Borrower shall become insolvent, is generally unable to pay its debts as they mature, files or has filed against it a petition in bankruptcy, liquidation or reorganization; or (e) if a judgment in excess of $100,000 against Borrower remains unpaid, unstayed or undismissed for a period of more than five days, or if Borrower discontinues doing business for any reason, or if a custodian, receiver or trustee of any kind is appointed for it or any of its property; or
(f) if an event of default shall occur under the Indenture dated as of October 1, 1986, between Sanmark-Stardust Inc. and Bank of Montreal Trust Company, as Trustee or any of the documents contemplated thereby or under any agreement refinancing the amounts due and owing under such Indenture; or (f) if at any time Lender shall, in its sole discretion, reasonably exercised, consider the Obligations insecure or any part of the Receivables, Eligible Inventory or Eligible Letter of Credit Inventory unsafe, insecure or insufficient and Borrower shall not on demand furnish other collateral or make payment on account, satisfactory to Lender. Upon the occurrence of any Default, (i) Borrower shall pay to Lender, as liquidated damages and as part of the Obligations, a charge at the rate set forth above under Section 3.1 plus three percent per annum upon the unpaid balance of the Obligations from the date of Default until the date of full payment of the Obligations, which charge shall be in lieu of compensation payable under Section from such date; provided, that in no event shall such rate exceed the Maximum Rate, (ii) Borrower shall pay to Lender all costs, disbursements, charges and expenses for the collection and enforcement of the Obligations, and for the protection and enforcement of Lender's security interest, including reasonable attorneys' fees at the time counsel is retained by Lender, all of which shall be added to and deemed part of the Obligations, and (iii) Lender shall have the right (in addition to any other rights Lender may have under this Agreement or otherwise) without further notice to Borrower, to enforce payment of any Receivables, to settle, compromise, or release in whole or in part, any amounts owing on Receivables, to prosecute any action, suit or proceeding with respect to Receivables, to extend the time of payment of any and all Receivables, to make allowances and adjustments with respect thereto, to issue credits in Lender's name or Borrower's, to sell, assign and deliver the Receivables (or any part thereof) and any returned, reclaimed or repossessed merchandise or other property held by Lender or by Borrower for Lender's account, at public or private sale, at broker's board, for cash, upon credit or otherwise, at Lender's sole option and discretion, and Lender may bid or become purchaser at any such sale if public, free from any right of redemption which is hereby expressly waived. Borrower agrees that the giving of five days' notice by Lender, sent by ordinary mail, postage prepaid, to the mailing address of Borrower set forth in this Agreement, designating the place and time of any public sale or the time after which any private sale or other intended disposition of the Receivables or any other security held by Lender is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and Borrower shall remain liable to Lender for any deficiency.

         8.2 The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the New York Uniform Commercial Code or other applicable law. Lender shall have the right, in its sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Receivables are to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Lender of any provision of this Agreement, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Receivables and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against Borrower to enforce payment of the Obligations and shall not be required to first enforce its rights in the Receivables or any other security granted to it. Lender shall not be required to take any action of any kind to preserve, collect or protect its or Borrower's rights in the Receivables or any other security granted to it.

         8.3 BORROWER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OBLIGATIONS, THE RECEIVABLES, OR ANY OTHER TRANSACTION BETWEEN THE PARTIES AND BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE OBLIGATIONS. IN ANY SUCH LITIGATION BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT ITS PLACE OF BUSINESS SET FORTH ABOVE. WITHIN 30 DAYS AFTER SUCH MAILING, BORROWER SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS, FAILING WHICH BORROWER SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE

ENTERED BY LENDER AGAINST BORROWER FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

SECTION 9 EFFECTIVE DATE, CONTROLLING LAW AND TERMINATION

         9.1 This Agreement shall become effective upon acceptance by Lender at its office in the State of New York, and shall continue in full force and effect until April 30, 1998 (the "Renewal Date") and from year to year thereafter, unless sooner terminated as herein provided. Borrower may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Lender at least sixty (60) days' prior written notice by registered or certified mail, return receipt requested, and in addition to its other rights hereunder, Lender shall have the right to terminate this Agreement at any time by giving Borrower thirty (30) days' prior written notice. In addition to the charges under Section 3 hereof, as minimum compensation to Lender for its agreement to make loans under the terms of this Agreement, and for its services hereunder, Lender shall receive and Borrower agrees to pay minimum charges for interest and Letter of Credit charges in the aggregate amount of $ 250,000 per annum that this Agreement is in effect, which minimum compensation shall be payable after deducting the charges paid by Borrower during such period under Section 3.1. If an event of default hereunder has not been declared by Lender, and Borrower terminates this Agreement, Borrower shall pay to Lender as liquidated damages and as part of the Obligations an early termination fee ("Early Termination Fee") in an amount equal to (i) for a termination prior to the first anniversary of this Agreement, $300,000, and (ii) after the first anniversary and prior to the end of any renewal period thereafter, an amount equal to $150,000; provided, however, that if Borrower terminates early and pays the Early Termination Fee, Borrower will no longer be obligated to pay the minimum charges required to be paid pursuant to the immediately preceding sentence for the related annual period. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, obligations and covenants hereunder until such time as all Obligations have been paid in full, and the continuing security interest in Receivables and other Collateral granted to Lender hereunder or under any other agreement shall remain in effect until such Obligations have been fully discharged. The Early Termination Fee is in addition to all other Obligations of the Borrower hereunder. No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties.

         9.2 ALL LOANS SHALL BE DISBURSED BY LENDER FROM ITS OFFICE IN THE STATE OF NEW YORK, SHALL BE PAYABLE BY BORROWER AT SUCH OFFICE, AND THIS AGREEMENT AND ALL TRANSACTIONS THEREUNDER SHALL BE DEEMED TO BE CONSUMMATED IN SUCH STATE AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THAT STATE. If any part or provision of this Agreement is invalid or in contravention of the applicable laws or regulations of any controlling jurisdiction, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement. Notwithstanding any provision herein or in any related document, Lender shall never be entitled to receive, collect, or apply, as interest on the Loan Account, any amount in excess of the maximum rate of interest ("Maximum Rate") permitted to be charged from time to time by applicable law (if such law imposes any maximum rate), and in the event Lender ever receives, collects, or applies as interest, any amount in excess of the Maximum Rate, such amount shall bc deemed and treated as a partial prepayment of the principal of the Loan Account; and, if the principal of the Loan Account and all other of Lender's charges other than interest are paid in full, any remaining excess shall be paid to Borrower.

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
         IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed by their respective corporate officers thereto duly authorized as of the day and year first above written.

                                            MOVIE STAR, INC.



                                            By:/S/ MARK M. DAVID
                                               ---------------------------------
                                              Title: CHAIRMAN

Attest:

/S/ SAUL POMERANTZ
- ---------------------
 Secretary

                                            Accepted:

                                            ROSENTHAL & ROSENTHAL, INC.



                                            By:/S/ JERRY SANDAK
                                               ---------------------------------
                                              Title: EXECUTIVE VICE PRESIDENT

Location of Borrower's                  Chief Executive Office
  Books and Records:                      of Borrower:
136 Madison Avenue, New York, NY 10016  136 Madison Avenue, New York, NY 10016


Mailing Address of Borrower:            Other Places of Business
136 Madison Avenue, New York, NY 10016    of Borrower:
                                        c/o Movie Star of Poplarville, 100
                                        Highway 11 North, Poplarville, MS 39470
                                        c/o Russell Mfg., Haber Drive, Lebanon,
                                        VA 24266
                                        c/o Honaker, Route 2 Box 19, Honaker VA
                                        24266
                                        c/o Petersburg Mfg., Rt 305, Petersburg,
                                        PA 16669

                                        9